UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2025

Paycom Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36393 (Commission File Number)	80-0957485 (IRS Employer Identification No.)

7501 W. Memorial Road, Oklahoma City, Oklahoma (Address of principal executive offices)	73142 (Zip Code)

Registrant’s telephone number, including area code: (405) 722-6900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PAYC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2025, the Board of Directors (the “Board”) of Paycom Software, Inc. (the “Company”) appointed Bob Foster to serve as Chief Financial Officer of the Company, effective immediately following Craig Boelte’s retirement on February 21, 2025. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2024, Mr. Boelte notified the Board on July 31, 2024 that he intended to retire from his role as Chief Financial Officer within nine to 12 months.

Mr. Foster, 63, has served as the Company’s Executive Vice President of Accounting and Finance since October 2024. He joined the Company in November 2022 as Director of International Strategy and served in that role until October 2024. Before joining the Company, Mr. Foster led iiPay, a payroll company, from 2014 to October 2022, including as chief executive officer from 2016 to October 2022. Prior to that, Mr. Foster was a senior partner at Ernst & Young. Mr. Foster is a Certified Public Accountant and earned a bachelor of science degree in accounting from Ball State University.

In his new role, Mr. Foster’s annual base salary is $545,000, and he is eligible to participate in the Paycom Software, Inc. Annual Incentive Plan. Mr. Foster is also eligible to receive equity awards under the Paycom Software, Inc. 2023 Long-Term Incentive Plan in accordance with the Company’s typical annual grant cycle for executive officers. On February 12, 2025, the Company and Mr. Foster entered into a letter agreement (the “Letter Agreement”) setting forth certain terms of Mr. Foster’s continued employment and the salary he is to receive in his new role. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no arrangements or understandings between Mr. Foster and any other person pursuant to which Mr. Foster was named Chief Financial Officer of the Company. Mr. Foster does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer. Mr. Foster does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 12, 2025, the Company issued a press release announcing the appointment of Mr. Foster as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Letter Agreement, by and between Paycom Software, Inc. and Bob Foster, dated February 12, 2025.

99.1	Press Release issued February 12, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYCOM SOFTWARE, INC.

Date: February 12, 2025	By:	/s/ Craig E. Boelte
	Name:	Craig E. Boelte
	Title:	Chief Financial Officer